Exhibit 99.1

AGREEMENT

BETWEEN

UNITED RESTAURANT MANAGEMENT, INC.

AND

WORLD LOGISTICS SERVICES, INC.

DATED AS OF

JUNE 19, 2009

AGREEMENT

AGREEMENT (this “Agreement”) dated as of June 19, 2009, by and between United Restaurant Management, Inc., a Delaware corporation (the “Buyer” or “URM”), World Logistics Services, Inc., a Delaware corporation (the “Seller” or “WLS”). URM and WLS are referred to individually herein as a “Party” and collectively herein as the “Parties.” Certain capitalized terms used in this Agreement are defined in ARTICLE XI of this Agreement.

WITNESSETH:

WHEREAS, WLS owns all the issued and outstanding capital stock of Federal Logistics, Inc. (“FLI”) and Logistics Software, Inc. (“LSI”), each a Florida corporation (collectively the “Subsidiaries”);

WHEREAS, WLS desires to sell and URM desires to acquire all of the outstanding capital stock of the Subsidiaries in exchange for the capital stock of URM as provided for herein (the “Subsidiary Acquisition”);

WHEREAS, the respective Boards of Directors of WLS and URM have approved and declared advisable the Subsidiary Acquisition upon the terms and subject to the conditions of this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “Delaware Act”);

WHEREAS, the respective Boards of Directors of WLS and URM have determined that the Subsidiary Acquisition is in furtherance of and consistent with their respective business strategies and is in the best interest of their respective shareholders, and the holders of WLS Stock (as defined below) will hold a meeting to approve this Agreement and the Subsidiary Acquisition prior to the Closing; and

WHEREAS, WLS and URM each intends, for federal income tax purposes, that the transaction contemplated hereby constitute a reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the Parties, intending to be legally bound hereby, agree as follows:

ARTICLE I.

PURCHASE TRANSACTION

1.1

Purchase and Sale of Subsidiaries. On and subject to the terms and conditions of this Agreement, URM agrees to purchase from WLS, and WLS agrees to sell, transfer, convey, and deliver to URM, all of the outstanding stock of the Subsidiaries at the Closing free and clear of any Lien for the consideration with respect to the Acquired Assets specified Section 1.3 below.

1.2

Assumption of Liabilities. URM shall not assume any Liabilities of WLS in connection with this Agreement.

1.3

Shares to be Issued. At Closing, and in consideration for the price of the Subsidiaries, URM shall issue and deliver to WLS or its designees 5,500,000 shares of the URM Common Stock (the “Purchase Price” or the “URM Common Shares”).

1.4

Allocation of Purchase Price. The Parties agree to allocate the Purchase Price between the Acquired Assets for all purposes (including financial accounting and Tax purposes) in accordance with the allocation schedule attached hereto as EXHIBIT A.

ARTICLE II.

ADDITIONAL AGREEMENTS

2.1

Purchase and Sale of Preferred Stock. As a condition of Closing, Kevin Brennan shall deliver and be in compliance with the terms and conditions of the subscription agreement in the form attached hereto as EXHIBIT B (the “Preferred Stock Subscription Agreement”), the Secured Promissory Note in the form as attached hereto as EXHIBIT C (the Secured Promissory Note”), the Security Agreement in the form as attached hereto as EXHIBIT D (the “Security Agreement”), and the Escrow Agreement in the form as attached hereto as EXHIBIT E (the “Escrow Agreement”), each for the purchase and sale of 700,000 shares Series A Preferred Stock of URM and 500,000 shares of Series B Preferred Stock of URM (collectively the “URM Preferred Shares”) for and in consideration of $125,000, of which $25,000 has been received by URM as a non-refundable deposit, as set forth in the Subscription Agreement, which amount shall be allocated and distributed in full at Closing for the satisfaction of any outstanding pre-Closing debts or liabilities of URM and the retirement of the URM Cancelled Shares as determined by the current Board of Directors of URM. In addition, at Closing interests in the Security Agreement shall be assigned pro rata to the holders of the Secured Promissory Note. The certificates of designation setting forth the respective powers, preferences, limitations, restrictions and relative rights of the Series A Preferred Stock and the Series B Preferred Stock are attached hereto as EXHIBITS F and G, respectively, (the “URM Certificates of Designation”) and shall be duly filed with the State of Delaware on or prior to the Closing Date.

2.2

Change of Management. On the Closing Date, the sole officer and director of URM shall resign and elect as directors the following persons: Kevin Brennan and Larry Berry (the “Nominees”). In order to effect the appointment of the Nominees, URM’s sole director shall expand the Board of Directors to two members and appoint the Nominees to URM’s Board of Directors, immediately prior to his resignation. The officers of URM after the Closing shall be elected by URM’s Board of Directors consisting solely of the Nominees after the Closing.

2.3

Compliance with Rule 14f-1. At least ten days prior to the Closing Date, URM shall prepare, file and mail to its shareholders an information statement pursuant to Rule 14f-1 promulgated by the SEC (the “Information Statement”). WLS shall cooperate with counsel for URM and shall provide information reasonably requested by URM for the Information Statement in a timely manner. Prior to the filing and mailing of the Information Statement, WLS shall furnish to URM executed consents of each Nominee evidencing his or her willingness to serve as a director of URM after Closing.

2.4

Cancellation of URM Common Stock. On the Closing Date URM shall deliver for cancellation 3,665,118 shares of its outstanding common stock (the “URM Cancelled Shares”).

2.5

Registration Rights. Effective as of the Closing, URM shall and hereby does grant registration rights to the holders of any outstanding restricted shares of the URM Common Stock immediately prior to Closing, and to any transferees of such shares following Closing, (the “Registrable Shares”) subject to the terms and conditions set forth in the Registration Rights Agreement attached hereto as EXHIBIT H (the “Registration Rights Agreement”).

2.6

Super 8-K. WLS shall prepare and deliver to URM not less than four business days prior to Closing of a copy of the super-8-K required pursuant to Item 2.01(f) and 5.01(a)(8) of Form 8-K promulgated by the SEC (the “Super 8-K”) to be filed by URM not later than four business days following Closing. The Super 8-K shall specifically include financial statements of the Subsidiaries which shall comply in all material respects with the requirements of Item 9.01(a) of Form 8-K and pro forma financial information which shall comply in all material respects with Item 9.01(b) of Form 8-K.

2.7

Restricted Stock. The URM Common Shares to be issued pursuant to this Agreement shall not have been registered and shall be characterized as “restricted securities” under the federal securities Laws. WLS acknowledges that it will not sell, assign, hypothecate, or otherwise transfer any rights to, or any interest in, the URM Common Shares except (i) pursuant to an effective registration statement under the Securities Act, or (ii) in any other transaction which, in the opinion of counsel acceptable to URM, is exempt from registration under the Securities Act, or the rules and regulations of the SEC thereunder. Each certificate evidencing URM Common Shares to be issued pursuant hereto shall bear in substance the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF THE COMPANY’S LEGAL COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

ARTICLE III.

CLOSING

3.1

Closing Date. The closing of the Asset Acquisition and the consummation of the other transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of counsel for URM at 10:00 a.m., mountain time, on June 30, 2009, or as soon as practicable after the satisfaction or waiver of the conditions set forth in ARTICLE VII and ARTICLE VIII of this Agreement, or such other date, time and place as each of the Parties may otherwise agree in writing (the “Closing Date”).

3.2

Consummation of Subsidiary Acquisition. On the Closing Date, the Parties shall cause the Subsidiary Acquisition to be consummated by delivering the documents set forth in Sections 9.1 and 9.2 hereof.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF WLS

WLS represents and warrants to URM that all of the statements contained in this ARTICLE IV are true as of the date of this Agreement (or, if made as of a specified date, as of such date) except, in each case, as (a) set forth in the schedules attached to this Agreement (the “Disclosure Schedules”); or (b) as otherwise provided in this Agreement. For purposes of the representations and warranties of WLS contained in this ARTICLE IV, disclosure in any section of the Disclosure Schedules of any facts or circumstances shall be deemed to be an adequate response and disclosure of such facts or circumstances with respect to all representations or warranties by WLS calling for disclosure of such information, whether or not such disclosure is specifically associated with or purports to respond to one or more or all of such representations or warranties, if it is reasonably apparent on the face of the Disclosure Schedules that such disclosure is applicable. The inclusion of any information in any section of the Disclosure Schedules by WLS shall not be deemed to be an admission or evidence of materiality of such item, nor shall it establish a standard of materiality for any purpose whatsoever.

4.1

Due Incorporation; Foreign Qualification.

(a)

WLS is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, with all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being owned, leased, operated and conducted. Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of the State of Florida, with all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being owned, leased, operated and conducted. To the Knowledge of WLS, each of WLS and the Subsidiaries is qualified or licensed to do business and is in good standing as a foreign company in each jurisdiction where the nature of the properties owned, leased or operated by it and the business transacted by it requires such qualification or licensing, except where the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a WLS Material Adverse Effect. True, correct and complete copies of the Certificate of Incorporation and Bylaws of each of WLS and the Subsidiaries, each as amended or restated as of the date hereof, have been, or prior to the Closing Date shall have been, delivered to URM. Except for the ownership by WLS of all of the outstanding stock of the Subsidiaries, neither of WLS or the Subsidiaries has any wholly or partially owned subsidiaries, or owns any economic, voting or management interests in any other Person.

4.2

Due Authorization. Subject to the Shareholder Approval, WLS has full power and authority to enter into this Agreement, the Subsidiary Acquisition, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by WLS of this Agreement have been duly and validly approved and authorized by the Board of Directors of WLS, and, other than the Shareholder Approval and compliance with Florida law (i.e. dissenters rights), no other actions or proceedings on the part of WLS are necessary to authorize this Agreement, the Subsidiary Acquisition and the transactions contemplated hereby and thereby. WLS has duly and validly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding obligation of WLS, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other Laws from time to time in effect which affect creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3

Consents; Non-Contravention.

(a)

Except for filings required by applicable federal and state securities Laws, and the requirement to obtain Shareholder Approval, no Permit, consent, authorization or approval of, or filing or registration with, any Governmental Authority or any other Person not a party to this Agreement, is necessary in connection with the execution, delivery and performance by WLS of this Agreement or the Asset Acquisition, or the consummation of the transactions contemplated hereby or thereby, or for the lawful continued operation by the Subsidiaries following the Closing of the respective businesses currently conducted by the Subsidiaries.

(b)

Except as would not result in a WLS Material Adverse Effect, the execution, delivery and performance by WLS of this Agreement do not and will not (i) violate any Law; (ii) violate or conflict with, result in a breach or termination of, or constitute a default (or a circumstance which, with or without notice or lapse of time or both, would constitute a default) under any WLS Material Contract; (iii) give any third party any additional right (including a termination right) under, permit cancellation of, or result in the creation of any Lien (except for any Lien for taxes not yet due and payable) upon any of the assets or properties of WLS or the Subsidiaries under any Contract to which either WLS or the Subsidiaries is a party or by which WLS or the Subsidiaries or any of their respective assets or properties are bound; (iv) permit the acceleration of the maturity of any indebtedness of WLS or the Subsidiaries or indebtedness secured by any assets or properties of WLS or the Subsidiaries; (v) violate or conflict with any provision of the Certificate or Articles of Incorporation or Bylaws of WLS or the Subsidiaries; or (vi) result in the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any creditor or equity holder of WLS or the Subsidiaries except as provided for in this Agreement.

4.4

Capitalization.

(a)

The authorized capital stock of FLI consists of 100 shares of common stock and 0 shares of preferred stock. The authorized capital stock of LSI consists of 100 shares of common stock and 0 shares of preferred stock. On the date hereof, there are issued and outstanding 100 shares of common stock of FLI and 100 shares of common stock of FLI, all of which are owned by WLS; there are no shares of preferred stock outstanding. All of the issued and outstanding shares of the Subsidiaries are validly issued, fully paid and non-assessable and the issuance thereof was not subject to preemptive rights or was issued in compliance therewith.

(b)

Except as provided herein, there are no (i) subscriptions, options, warrants, call rights, convertible securities or other agreements or commitments of any character obligating either of the Subsidiaries to issue, transfer or sell any shares of capital stock or other securities (whether or not such securities have voting rights); or (ii) outstanding contractual obligations of either of the Subsidiaries which relate to the purchase, sale, issuance, repurchase, redemption, acquisition, transfer, disposition, holding or voting of any shares of capital stock or other securities of either of the Subsidiaries.

4.5

Financial Statements. The Subsidiaries Financial Statements have been delivered to URM. The Subsidiaries Financial Statements have been prepared from, are in accordance with and accurately reflect the books and records of Subsidiaries and the Subsidiaries and have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be stated in the notes thereto and provided that the unaudited Subsidiaries Financial Statements do not reflect year-end closing adjustments and procedures and do not contain explanatory notes) and present fairly, in all material respects, the consolidated financial position, results of operations and cash flows as of the times and for the periods covered therein. The Subsidiaries Financial Statements do not reflect any transactions which are not bona fide transactions and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading. The Subsidiaries Financial Statements make full and adequate disclosure of, and provision for, all material obligations and liabilities of Subsidiaries and the Subsidiaries as of the date thereof. There are no significant deficiencies or material weaknesses in the design or operation of the internal controls of Subsidiaries or the Subsidiaries which would adversely affect such party’s ability to record, process, summarize and report financial data.

4.6

Notes and Accounts Receivable. All notes and accounts receivable of each of the Subsidiaries are reflected properly in all material respects on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the balance sheet included in the Subsidiaries Financial Statements (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with the past practice of the Subsidiaries.

4.7

No Adverse Effect. Except as reflected in the Subsidiaries Financial Statements, since March 31, 2009, neither of the Subsidiaries has suffered any WLS Material Adverse Effect.

4.8

Liabilities. Except to the extent reflected in the Subsidiaries Financial Statements, neither WLS nor either of the Subsidiaries has any material debts, liabilities or obligations of any nature other than debts, liabilities or obligations incurred subsequent to the date of the applicable Subsidiary Financial Statements in the ordinary course of business.

4.9

Contracts. SCHEDULE 4.8 lists all the Material Contracts of the Subsidiaries. WLS has made available to URM true and complete copies of each Material Contract and a written description of each oral arrangement constituting a Material Contract of each Subsidiary. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; (B) no party is in material breach or default, and no event has occurred that with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (C) no party has repudiated any material provision of the agreement.

4.10

Insurance. SCHEDULE 4.9 contains an accurate and complete list of all policies of fire, liability, workers’ compensation, product liability, directors’ and officers’, professional malpractice, title and other forms of insurance owned or held by the Subsidiaries. Except as would not result in a Material Adverse Effect, all such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been, or prior to the Closing Date, will be, paid and no notice of cancellation or termination has been received with respect to any such policy. Neither of the Subsidiaries has been refused any insurance with respect to its assets or operations; and its coverages have not been limited by any insurance carrier to which it has applied for any such insurance, or with which it has carried insurance, in each case during the two years preceding the date hereof.

4.11

Title to Properties. To the Knowledge of WLS, each of the Subsidiaries: (a) has good and marketable title to, and is the lawful owner of, all of the tangible and intangible assets, properties (including real property) and rights reflected as being owned in the Subsidiaries Financial Statements; and (b) at the Closing Date, will have good and marketable title to, and will be the lawful owner of, all of such tangible and intangible assets, properties and rights, in any case free and clear of any Liens, except for (i) any Lien for current taxes not yet due and payable and (ii) Liens that have arisen in the ordinary course of business, consistent with past practice, which do not, individually or in the aggregate, materially detract from the value of the assets subject to such Lien, or materially impair the operations of either of the Subsidiaries.

4.12

Intellectual Property. To the Knowledge of WLS, neither of the Subsidiaries has interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of third parties in any material respect and no third party has interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of WLS or the Subsidiaries in any material respect.

4.13

Employees. Neither of the Subsidiaries is a party to or bound by any collective bargaining agreement, or has it experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute since its inception. Neither of the Subsidiaries has committed any material unfair labor practice. None of the directors and officers of WLS or either of the Subsidiaries has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of either of the Subsidiaries. With respect to this transaction, no notice to employees is required under any Law or any collective bargaining agreement.

4.14

Tax Matters. Each of WLS and the Subsidiaries has filed all federal, state and local tax returns required by Law and has paid all taxes, assessments and penalties due and payable.

4.15

Environmental. To the Knowledge of WLS, each of the Subsidiaries is in compliance in all material respects with all applicable federal, state and local Laws and regulations governing the environment, public health and safety and employee health and safety (including all provisions of the Occupational Safety and Health Act (“OSHA”)) and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice has been filed or commenced against either of the Subsidiaries and, to the Knowledge of WLS, no such charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice is pending or threatened in writing.

4.16

Litigation. There are no actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to the Knowledge of WLS, threatened against WLS or either of the Subsidiaries or any of their respective officers or directors in their capacity as such, and WLS has no Knowledge of any facts or circumstances which may reasonably be likely to give rise to any of the foregoing. Neither WLS nor either of the Subsidiaries is subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority. Neither WLS nor either of the Subsidiaries has entered into any agreement to settle or compromise any proceeding pending or threatened in writing against it which has involved any obligation for which any such party has any continuing obligation. There are no claims, actions, suits, proceedings, or investigations pending or, to the Knowledge of WLS, threatened by or against WLS or either of the Subsidiaries with respect to this Agreement, the Subsidiary Acquisition, or in connection with the transactions contemplated hereby, and WLS has no reason to believe there is a valid basis for any such claim, action, suit, proceeding or investigation.

4.17

Conflict of Interest. Except as a holder of WLS securities, to the Knowledge of WLS, no Person affiliated with WLS or either of the Subsidiaries has or will have any claims or rights with respect to any direct or indirect interest in any tangible or intangible property used in the business or operations of either of the Subsidiaries.

4.18

Compliance with Laws. Neither WLS nor either of the Subsidiaries is subject to or in default of any order of any court, Governmental Authority or other agency or arbitration board or tribunal to which it is or was subject within the past two years. Neither of the Subsidiaries is in violation of any Laws (including, but not limited to, those relating to environmental, safety, building, product safety or health standards or labor or employment matters) to which it is or was subject within the past two years, except in each case as would not individually or in the aggregate have a WLS Material Adverse Effect. The businesses of each of the Subsidiaries is currently being conducted, and at the Closing Date will be conducted, in material compliance with Applicable Law, except to the extent failure, individually or in the aggregate, would not have a WLS Material Adverse Effect.

4.19

Broker Fees. Neither WLS nor either of the Subsidiaries has used any broker or finder in connection with the transactions contemplated by this Agreement.

4.20

Board Approval. The Board of Directors of WLS and of each Subsidiary, at a meeting duly called and held prior to execution of this Agreement, duly adopted resolutions, unanimously approved by those directors present at such meeting: (a) approving and declaring advisable this Agreement, the Subsidiary Acquisition and the transactions contemplated hereby; (b) determining that the terms of the Subsidiary Acquisition are fair to and in the best interests of each respective party and its shareholders; (c) recommending that the shareholders of WLS approve and adopt this Agreement and the Subsidiary Acquisition; and (d) adopting this Agreement, which resolutions have not been modified, supplemented or rescinded and remain in full force and effect.

4.21

Officer, Director and Promoter’s Information. During the past three (3) years, neither WLS or the Subsidiaries, nor any of their respective officers, directors or promoters has been the subject of:

(a)

a bankruptcy petition filed by or against any business of which WLS or the Subsidiaries or such other person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)

a conviction in a criminal proceeding or a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c)

any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting WLS or the Subsidiaries or any such other person from involvement in any type of business, securities or banking activities; or

(d)

a finding by a court of competent jurisdiction (in a civil action), the SEC, or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

4.22

Full Disclosure. No representation or warranty by WLS or either Subsidiary contained in this Agreement, as qualified by the Disclosure Schedules, contains any untrue statement of material fact or omits to state a material fact necessary, in light of the circumstances under which it was made, to make any of the representations and warranties therein not misleading.

ARTICLE V.
REPRESENTATIONS OF URM

URM represents and warrants to WLS and each of the Subsidiaries that all of the statements contained in this ARTICLE V are true as of the date of this Agreement (or, if made as of a specified date, as of such date) except in each case: (a) as set forth in the Disclosure Schedules attached to this Agreement; or (b) as otherwise provided in this Agreement. For purposes of the representations and warranties of URM contained in this ARTICLE V, disclosure in any section of the Disclosure Schedules of any facts or circumstances shall be deemed to be an adequate response and disclosure of such facts or circumstances with respect to all representations or warranties by URM calling for disclosure of such information, whether or not such disclosure is specifically associated with or purports to respond to one or more or all of such representations or warranties, if it is reasonably apparent on the face of the Disclosure Schedules that such disclosure is applicable. The inclusion of any information in any section of the Disclosure Schedules by URM shall not be deemed to be an admission or evidence of materiality of such item, nor shall it establish a standard of materiality for any purpose whatsoever.

5.1

Due Incorporation; Foreign Qualification. URM is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, with all requisite power and authority to own, lease and operate its properties and to carry on its businesses as they are now being owned, leased, operated and conducted. To the Knowledge of URM, URM is qualified or licensed to do business, and is in good standing, as a foreign corporation in each jurisdiction where the nature of its properties owned, leased or operated by it, and the business transacted by it, requires such qualification or licensing, except where the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have an URM Material Adverse Effect. True, correct and complete copies of the Certificate of Incorporation and Bylaws of URM, each as amended or restated as of the date hereof, have been, or prior to the Closing Date shall have been, delivered to WLS. URM (a) has no wholly or partially owned subsidiaries and (b) owns no economic, voting or management interest in any other Person.

5.2

Due Authorization. URM has full power and authority to enter into this Agreement and has full power and authority to consummate the transactions contemplated hereby. The execution, delivery and performance by URM of this Agreement have been duly and validly approved and authorized by its Board of Directors and no other actions or proceedings on the part of URM are necessary to authorize this Agreement or the transactions contemplated hereby and thereby. URM has duly and validly executed and delivered this Agreement. This Agreement constitutes the legal, valid and binding obligation of URM, enforceable in accordance with its terms as to URM, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other Laws from time to time in effect which affect creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3

Non-Contravention.

(a)

Except for filings required by applicable federal and state securities Laws, no Permit, consent, authorization or approval of, or filing or registration with, any Governmental Authority, or any other Person not a party to this Agreement, is necessary in connection with the execution, delivery and performance by URM of this Agreement, or the consummation of the transactions contemplated hereby, or for the lawful continued operation of the business currently conducted by URM following the Closing. There are no Contracts to which URM is a party that require a novation or consent to the Asset Acquisition or change of control, as the case may be, prior to Closing.

(b)

Except as would not result in a URM Material Adverse Effect, the execution, delivery and performance by URM of this Agreement do not and will not (i) violate any Law; (ii) violate or conflict with, result in a breach or termination of, or constitute a default (or a circumstance which, with or without notice or lapse of time or both, would constitute a default) under any Contract; (iii) give any third party any additional right (including a termination right) under, permit cancellation of, or result in the creation of any Lien (except for any Lien for taxes not yet due and payable) upon any of the assets or properties of URM under any Contract to which URM is a party or by which URM or any of its assets or properties are bound; (iv) permit the acceleration of the maturity of any indebtedness of URM or indebtedness secured by URM’s assets or properties; or (v) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of URM.

(c)

URM (i) has no operating business whatsoever and (ii) is not required to have any Permits.

5.4

Capitalization.

(a)

The authorized capital stock of URM consists of an aggregate of 110,000,000 shares, consisting of (i) 100,000,000 shares of Common Stock, par value $.001 per share; and (ii) 10,000,000 shares of Preferred Stock, par value $.001 per share. On the date hereof there are issued and outstanding an aggregate of: (x) 6,165,118 shares of Common Stock; and (y) no shares of Preferred Stock. All such issued and outstanding shares of capital stock are validly issued, fully paid and non-assessable, and issuance thereof was not subject to preemptive rights or made in compliance therewith.

(b)

Other than 59,556 outstanding warrants exercisable at $0.5625 per share, and except as otherwise provided herein, there are no (i) subscriptions, options, warrants, call rights, convertible securities or other agreements or commitments of any character obligating URM to issue, transfer or sell any shares of capital stock or other securities (whether or not such securities have voting rights) of URM or any of its subsidiaries; or (ii) outstanding contractual obligations of URM which relate to the purchase, sale, issuance, repurchase, redemption, acquisition, transfer, disposition, holding or voting of any shares of capital stock or other securities of URM or any of its subsidiaries.

5.5

Financial Statements. The URM Financial Statements have been prepared from, are in accordance with and accurately reflect the books and records of URM, and have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be stated in the notes thereto and provided that the unaudited URM Financial Statements do not reflect year-end closing adjustments and procedures and do not contain explanatory notes), and fairly present the consolidated financial position and the consolidated results of operations and cash flows of URM as of the times and for the periods referred to therein. The URM Financial Statements do not reflect any transactions which are not bona fide transactions and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading. The URM Financial Statements make full and adequate disclosure of, and provision for, all obligations and liabilities of URM as of the times and for the periods referred to therein; provided that no provision for any adjustments have been made in the financial statements that might result from the failure of URM as a “going concern.” The URM Financial Statements, when filed with the SEC, complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.

5.6

No Adverse Effect. Except as reflected in the URM Financial Statements, since March 31, 2009, URM has not suffered any URM Material Adverse Effect.

5.7

Liabilities. Except as reflected in the URM Financial Statements, URM has no material debts, liabilities or obligations of any nature, other than the fees and expenses incurred in connection with the transactions contemplated hereby.

5.8

Contracts. Except for this Agreement and as set forth on SCHEDULE 5.9, URM is not a party to any Contracts.

5.9

Properties. URM has no material tangible or intangible assets or properties (including real property), or any Intellectual Property.

5.10

Employees. URM has no employees.

5.11

Tax Matters. URM has filed all federal, state and local tax returns required by Law and has paid all taxes, assessments and penalties due and payable.

5.12

Environmental. To the Knowledge of URM, URM is in compliance in all material respects with all applicable federal, state and local laws and regulations governing the environment, public health and safety and employee health and safety (including all provisions of OSHA) and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice has been filed or commenced against URM and, to the Knowledge of URM, no such charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice is pending or threatened in writing.

5.13

Litigation. There are no actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to the Knowledge of URM, threatened against URM or any of its officers or directors, in their capacities as such, or any properties or businesses of URM or any of its officers or directors; and, to the Knowledge of URM, there are no facts or circumstances which may reasonably be likely to give rise to any of the foregoing. URM is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority; and URM has not entered into any agreement to settle or compromise any proceeding pending or threatened in writing which has involved any obligation for which URM has any continuing obligation. There are no claims, actions, suits, proceedings or investigations pending or, to the Knowledge of URM, threatened by or against URM with respect to this Agreement or in connection with the transactions contemplated hereby, and URM has no reason to believe there is a valid basis for any such claim, action, suit, proceeding or investigation.

5.14

Conflict of Interest. Except as a holder of URM securities, to the Knowledge of URM, no Person affiliated with URM has or will have any claims or rights with respect to any direct or indirect interest in any tangible or intangible property used in the business or operations of URM.

5.15

Compliance with Laws. URM is not subject to or in default under any order of any court, Governmental Authority or other agency or arbitration board or tribunal to which it is or was subject; and to the Knowledge of URM, it is not in violation of any Laws (including, but not limited to, those relating to environmental, safety, building, product safety or health standards or labor or employment matters), except for such violations as would not, individually or in the aggregate, have a URM Material Adverse Effect.

5.16

Broker Fees. Except as set forth on SCHEDULE 5.16, URM has not used any broker or finder in connection with the transactions contemplated by this Agreement.

5.17

Board Approval. The Board of Directors of URM pursuant to written consents fully executed prior to execution of this Agreement, duly and unanimously adopted resolutions: (a) approving and declaring advisable this Agreement, the Subsidiary Acquisition and the transactions contemplated hereby; (b) determining that the terms of the Subsidiary Acquisition are fair to and in the best interests of URM and its shareholders; and (c) adopting this Agreement, which resolutions have not been modified, supplemented or rescinded and remain in full force and effect.

5.18

SEC Filings. The URM SEC Filings have been delivered or are otherwise available to WLS on the SEC website. As of their respective filing dates, the URM SEC Filings complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, to the Knowledge of URM did not contain a misstatement of a material fact or an omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading as of the time such documents were filed, and were timely filed with the SEC. There is no other document or report required to be filed by URM with the SEC that has not been filed and, with the exception of the execution of this Agreement and consummation of the Asset Acquisition and the other transactions contemplated hereby, no event or transaction has occurred or is presently contemplated which is required to be disclosed by URM in any filing with the SEC. URM shall cause to be filed all periodic and current reports required to be filed with the SEC for all periods after execution of this Agreement through the Closing Date, provided, however, that the quarterly report on Form 10-Q for the quarter ending June 30, 2009, shall be prepared and filed by new management of URM after Closing.

5.19

Officer, Director and Promoter's Information. During the past three (3) years, neither URM nor any of its respective officers, directors or promoters has been the subject of:

(a)

a bankruptcy petition filed by or against any business of which URM or such other person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)

a conviction in a criminal proceeding or a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c)

any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting URM or any such other person from involvement in any type of business, securities or banking activities; or

(d)

a finding by a court of competent jurisdiction (in a civil action), the SEC, or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

5.20

Full Disclosure. No representation or warranty by URM contained in this Agreement, as qualified by the Disclosure Schedules, contains any untrue statement of material fact or omits to state a material fact necessary, in light of the circumstances under which it was made, to make any of the representations and warranties therein not misleading.

ARTICLE VI.
COVENANTS

6.1

Implementing Agreement. Subject to the terms and conditions hereof, each Party shall use its commercially reasonable efforts to take, or cause to be taken, all appropriate action required of it to consummate and make effective the transactions contemplated by this Agreement.

6.2

Access to Information and Facilities; Confidentiality.

(a)

From and after the date of this Agreement, WLS shall allow URM and its representatives access during normal business hours to all of the facilities, properties, books, Contracts, commitments and records of the WLS and the Subsidiaries and shall make the officers and employees of the WLS and the Subsidiaries available to URM and its representatives as URM or its representatives shall from time to time reasonably request. URM and its representatives shall be furnished with any and all information concerning WLS and the Subsidiaries, which URM or its representatives reasonably request and can be obtained by WLS without unreasonable effort or expense.

(b)

From and after the date of this Agreement, URM shall allow WLS and its representatives access during normal business hours to all of the facilities, properties, books, Contracts, commitments and records of URM and its subsidiaries and shall make the officers and employees of URM available to WLS and its representatives as WLS or its representatives shall from time to time reasonably request. WLS and its representatives shall be furnished with any and all information concerning URM and its subsidiaries, which WLS or its representatives reasonably request and can be obtained by URM without unreasonable effort or expense.

(c)

Each Party will treat all non-public, confidential and trade secret information received from the other Party as confidential, and such Party shall not disclose or use such information in a manner contrary to the purposes of this Agreement. Moreover, all such information shall be returned to the other Party in the event this Agreement is terminated.

6.3

Preservation of Business. Subject to the terms of this Agreement, from the date of this Agreement until the Closing Date, each of WLS and URM (which for the purposes of this covenant includes their respective subsidiaries and Affiliates), as the case may be, shall operate only in the ordinary and usual course of business consistent with past practice, and shall use reasonable commercial efforts to: (a) preserve intact the present business organization of WLS, the Subsidiaries and URM, as the case may be; (b) preserve the good and advantageous relationships of WLS, the Subsidiaries and URM, as the case may be, with employees and other Persons material to the operation of their respective businesses; and (c) not permit any action or omission within its control which would cause any of the representations or warranties of WLS, the Subsidiaries and URM, as the case may be, contained herein to become inaccurate in any material respect or any of the covenants of WLS, the Subsidiaries and URM, as the case may be, to be breached in any material respect. Without limiting the generality of the foregoing, prior to the Closing, URM shall not:

(a)

except in connection with consulting and professional expenses and fees related to the Subsidiary Acquisition, incur any new obligation or enter into any Contract;

(b)

sell, transfer, convey, assign or otherwise dispose of any of its assets or properties, except in the ordinary course of business;

(c)

waive, release or cancel any claims against third parties or debts owing to it;

(d)

make any material changes in its accounting systems, policies, principles or practices;

(e)

authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any shares of its capital stock or any other securities, or amend any of the terms of any such securities;

(f)

split, combine, or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

(g)

make any borrowings, incur any debt (other than professional and other fees and expenses incurred in connection with the negotiation of this Agreement and the consummation of the transactions contemplated hereby), or assume, guarantee, endorse or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other Person;

(h)

make any new loans or advances to any other Person or make any capital contributions to or new investments in any other person;

(i)

except as contemplated by this Agreement, enter into, adopt, or amend any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer or employee, or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any existing plan and arrangement or enter into any Contract, agreement, commitment or arrangement to do any of the foregoing other than actions taken in the ordinary course of business consistent with prior business practices;

(j)

lease, pledge or encumber any assets or authorize or make any capital expenditures; or

(k)

make any Tax election or settle or compromise any federal, state, local or foreign income Tax liability, or waive or extend the statute of limitations in respect of any such Taxes.

6.4

Certain Notices. From and after the date of this Agreement until the Closing Date, each Party shall promptly notify the other Party of: (a) the occurrence, or non-occurrence, of any event that would be likely to cause any condition to the obligations of any Party to effect the Asset Acquisition and the other transactions contemplated by this Agreement not to be satisfied; or (b) the failure of WLS or URM, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would reasonably be expected to result in any condition to the obligations of any Party to effect the Asset Acquisition and the other transactions contemplated by this Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 6.4 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the Party receiving such notice.

6.5

Securities Law Compliance. URM and WLS shall use commercially reasonable efforts to avail URM of any exemptions or to qualify the URM Common Shares to be issued under Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder.

6.6

Consents and Approvals.

(a)

WLS shall use commercially reasonable efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by it and/or the Subsidiaries of this Agreement and the consummation of the transactions contemplated hereby. WLS shall make all filings, applications, statements and reports to all Governmental Authorities and other Persons that are required to be made prior to the Closing Date by or on behalf of WLS or the Subsidiaries pursuant to Applicable Law or WLS or Subsidiary Material Contract in connection with this Agreement and the transactions contemplated hereby.

(b)

URM shall use commercially reasonable efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by it of this Agreement and the consummation of the transactions contemplated hereby. URM shall make all filings, applications, statements and reports to all Governmental Authorities and other Persons that are required to be made prior to the Closing Date by or on behalf of URM pursuant to Applicable Law or otherwise in connection with this Agreement and the transactions contemplated hereby.

6.7

No Other Negotiations. Until the earlier of the Closing or the termination of this Agreement, except as expressly permitted pursuant to Section 6.3, neither URM nor WLS or their respective Affiliates, subsidiaries, agents or representatives shall (i) solicit, encourage, directly or indirectly, any inquiries, discussions or proposals for, (ii) continue, propose or enter into any negotiations or discussions looking toward, or (iii) enter into any agreement or understanding providing for, any acquisition of any capital stock of the respective corporation or any part of the assets or the businesses of the respective corporation. In addition, neither URM nor WLS and their respective Affiliates, subsidiaries, agents or representatives shall provide any information to any Person (other than as contemplated by this Agreement) for the purpose of evaluating or determining whether to make or pursue any such inquiries or proposals with respect to any such acquisition of capital stock, assets or business. Each of URM on the one hand and WLS on the other hand shall notify the other immediately of any such inquiries or proposals or requests for information.

6.8

Shareholder Meeting. As soon as practicable following the date of this Agreement, WLS shall call and hold a special meeting of holders of WLS Common Stock or commence a shareholder action by written consent for the purpose of obtaining the approval of the Subsidiary Acquisition, this Agreement, and the transactions contemplated hereby, or shall otherwise obtain Shareholder Approval.

6.9

Schedules. WLS, on the one hand, and URM, on the other hand, have made a good faith effort to provide information for which they are responsible on the Disclosure Schedules and appropriate to the representation and warranty of the related Schedule.

6.10

Supplemental Information. From time to time prior to the Closing, WLS, on the one hand, on behalf of itself and the Subsidiaries and URM, on the other hand, shall promptly disclose in writing to the other any matter hereafter arising which, if existing, occurring or known at the date of this Agreement would have been required to be disclosed to the other Party or which would render inaccurate any of the representations, warranties or statements set forth in ARTICLE IV and ARTICLE V, respectively, hereof.

6.11

Tax-Free Reorganization Treatment. WLS and URM shall use their commercially reasonable efforts, and cause their respective subsidiaries to use their commercially reasonable efforts, to take or cause to be taken any action necessary for the Subsidiary Acquisition to qualify as a reorganization within the meaning of Section 368(a) of the Code.

6.12

Covenants Subsequent to Closing. Following the Closing URM shall perform the following covenants:

(a)

URM shall maintain the quotation of the URM Common Stock on the OTC Bulletin Board;

(b)

URM shall timely file with the SEC each periodic report required pursuant to Section 13 of the Exchange Act;

(c)

URM shall satisfy each of its payables in a timely, reasonable and prudent business manner; and

(d)

Within four (4) business days of Closing, new management of URM shall cause the Super 8-K to be filed with the SEC.

ARTICLE VII.
CONDITIONS PRECEDENT TO OBLIGATIONS OF URM

The obligations of URM under this Agreement are subject to the satisfaction (or waiver by URM) of the following conditions precedent on or before the Closing Date:

7.1

Representations and Warranties. Without supplementation after the date of this Agreement, the representations and warranties of WLS and the Subsidiaries contained in this Agreement shall be, with respect to those representations and warranties qualified by any materiality standard, true and correct in all respects, as of the Closing Date, and with respect to all other representations and warranties, true and correct in all material respects, as of the Closing Date, with the same force and effect as if made as of the Closing Date.

7.2

Compliance with Agreements and Covenants. WLS and each of the Subsidiaries shall have performed and complied in all material respects with all of their covenants, obligations and agreements contained in this Agreement to be performed and complied with by them on or prior to the Closing Date.

7.3

Consents and Approvals. WLS shall have received written evidence satisfactory to URM that all consents and approvals required for the consummation of the transactions contemplated hereby have been obtained, and all required filings have been made.

7.4

Documents. URM shall have received all of the agreements, documents and items specified in Section 9.1 below.

7.5

No Material Adverse Change. At the Closing Date, there shall have been no material adverse change in the assets, liabilities, prospects, financial condition or business of WLS or either of the Subsidiaries since the date of the Subsidiaries Financial Statements. Between the date of this Agreement and the Closing Date, there shall not have occurred an event that would reasonably be expected to constitute a WLS Material Adverse Effect.

7.6

Actions or Proceedings. No action or proceeding by any Governmental Authority or other Person shall have been instituted or threatened which: (a) is likely to have a WLS Material Adverse Effect; or (b) could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or the consummation of the transactions contemplated hereby.

7.7

Approval of Asset Acquisition. WLS shall have obtained Shareholder Approval.

7.8

No Registration. URM shall be satisfied that the issuance of the URM Common Shares and the URM Preferred Shares shall be exempt from registration under Regulation D of the Securities Act and/or Section 4(2) of the Securities Act and all applicable state securities Laws.

7.9

Form 8-K. A final draft of the Super 8-K shall have been prepared by WLS and approved by URM, WLS and their respective legal advisors, to be filed with the SEC within four (4) business days after the Closing.

ARTICLE VIII.

CONDITIONS PRECEDENT TO OBLIGATIONS OF WLS

The obligations of WLS under this Agreement are subject to the satisfaction (or waiver by WLS) of the following conditions precedent on or before the Closing Date:

8.1

Representations and Warranties. Without supplementation after the date of this Agreement, the representations and warranties of URM contained in this Agreement shall be, with respect to those representations and warranties qualified by any materiality standard, true and correct in all respects, as of the Closing Date, and with respect to all other representations and warranties, true and correct in all material respects, as of the Closing Date, with the same force and effect as if made as of the Closing Date.

8.2

Compliance with Agreements and Covenants. URM shall have performed and complied in all material respects with all of its covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

8.3

Shareholder Approval and Other Consents and Approvals. WLS shall have obtained Shareholder Approval. URM shall have received written evidence satisfactory to WLS that all consents and approvals required for the consummation of the transactions contemplated hereby have been obtained, and all required filings have been made.

8.4

Documents. WLS shall have received all of the agreements, documents and items specified in Section 9.2 hereof.

8.5

No Material Adverse Change. At the Closing Date, there shall have been no material adverse change in the assets, liabilities, financial condition or business of URM since the date of the URM Financial Statements. Between the date of this Agreement and the Closing Date, there shall not have occurred an event that would reasonably be expected to constitute a URM Material Adverse Effect.

8.6

Actions or Proceedings. No action or proceeding by any Governmental Authority or other Person shall have been instituted or threatened which: (a) is likely to have an URM Material Adverse Effect; or (b) could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or the consummation of the transactions contemplated hereby.

8.7

No Registration. WLS shall be satisfied that the issuance of the URM Common Shares shall be exempt from registration under Regulation D of the Securities Act and Section 4(2) of the Securities Act and all applicable state securities Laws.

8.8

OTCBB Quotation. The common stock of URM shall be quoted on the OTC Bulletin Board.

8.9

URM Indebtedness. On the Closing Date all of URM’s debts, payables and liabilities shall be paid or otherwise satisfied in full and URM shall have no material assets and no liabilities, contingent or otherwise.

8.10

Filing of SEC Reports. On the Closing Date, URM shall be current with respect to the filing of all reports that are required to be filed with the SEC.

8.11

Certificate of Designation. URM shall have filed the Certificates of Designation attached hereto as EXHIBITS F and G, and such certificates shall not have been amended or restated without the prior written consent of WLS.

ARTICLE IX.

DELIVERIES AT CLOSING

9.1

WLS Closing Deliveries. At the Closing, in addition to any other documents or agreements required under this Agreement, WLS shall deliver to URM the following:

(a)

Stock certificates in the name of URM representing all of the outstanding stock of each of the Subsidiaries;

(b)

The Preferred Stock Subscription Agreement, Security Agreement, Secured Promissory Note, and Escrow Agreement, each duly executed by the party or parties purchasing the URM Preferred Shares;

(c)

The Registration Rights Agreement duly executed by URM;

(d)

A certificate, dated the Closing Date, of an officer of WLS and each Subsidiary, certifying as to the compliance by it with Sections 7.1 and 7.2 hereof;

(e)

A certificate of the secretary or equivalent (the “Secretary”) of WLS certifying the resolutions of the Board of Directors and shareholders of WLS and the Subsidiaries approving and authorizing the execution, delivery and performance of this Agreement the consummation of the transactions contemplated hereby and thereby, including the Subsidiary Acquisition (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of WLS);

(f)

Certificates of Good Standing for WLS and each of the Subsidiaries from the States of Delaware and Florida, as applicable, dated no later than ten (10) days before the Closing Date; and

(g)

All other instruments and documents that URM or its counsel, in the reasonable exercise of their reasonable discretion, shall deem to be necessary: (i) to fulfill any obligation required to be fulfilled by WLS on the Closing Date; and (ii) to evidence satisfaction of any conditions to Closing.

9.2

URM Closing Deliveries. At the Closing, in addition to any other documents or agreements required under this Agreement, URM shall deliver to WLS the following:

(a)

Stock certificates representing the URM Common Shares and the URM Preferred Shares;

(b)

Proof of cancellation of the URM Cancelled Shares;

(c)

The Registration Rights Agreement duly executed by each of the holders of the Registrable Shares (as defined therein);

(d)

The URM Certificates of Designation with proof of filing of each with the State of Delaware;

(e)

A certificate, dated the Closing Date, of an officer of URM, certifying as to compliance by URM with Sections 8.1 and 8.2 hereof;

(f)

A certificate of the Secretary of URM certifying resolutions of the Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby, including the Asset Acquisition (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of URM);

(g)

A Certificate of Good Standing for URM from the State of Delaware dated no later than ten (10) days before the Closing Date;

(h)

All other instruments and documents that WLS or its counsel, in the reasonable exercise of their reasonable discretion, shall deem to be necessary: (i) to fulfill any obligation required to be fulfilled by URM on the Closing Date; and (ii) to evidence satisfaction of any conditions to Closing.

ARTICLE X.

TERMINATION

10.1

Asset Purchase Agreement Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Asset Acquisition contemplated hereby may be abandoned at any time prior to the Closing Date, only as follows:

(a)

by mutual written agreement of URM and WLS;

(b)

by URM (if URM is not then in material breach of its obligations under this Agreement) if: (i) a material default or breach shall be made by WLS with respect to the representations and warranties made by it herein or the due and timely performance of any of its covenants and agreements contained herein and such default is not cured within 10 days; (ii) WLS makes an amendment or supplement to any Schedule hereto and such amendment or supplement reflects a WLS Material Adverse Effect after the date of this Agreement; (iii) a WLS Material Adverse Change shall have occurred after the date of this Agreement; (iv) the Board of Directors of WLS withdraws its recommendation of the Asset Acquisition, if given, or recommends to holders of WLS Stock the approval of any transaction other than the Asset Acquisition; or (v) the holders of WLS Stock fail to approve this Agreement as provided in this Agreement;

(c)

by WLS (if WLS is not then in material breach of its obligations under this Agreement) if: (i) a material default or breach shall be made by URM with respect to the representations and warranties made by it herein or the due and timely performance of any of its covenants and agreements contained herein and such default is not cured within 10 days; (ii) URM makes an amendment or supplement to any Schedule hereto and such amendment or supplement reflects a URM Material Adverse Effect after the date of this Agreement; (iii) a URM Material Adverse Change shall have occurred after the date of this Agreement; (iv) the Board of Directors of URM withdraws its recommendation of the Asset Acquisition; or (v) holders of WLS Stock fail to approve this Agreement as provided in this Agreement;

(d)

by URM, on the one hand, and by WLS, on the other hand, if the Closing has not occurred for any reason by June 30, 2009, unless each of the Parties agree to an extension in writing, provided that the right to terminate this Agreement under this Section 10.1(d) shall not be available to a Party that is in breach of any representation, warranty or covenant in this Agreement, which breach would entitle any other Party to terminate this Agreement pursuant to Section 10.1(b) or (c) above, as applicable; and

(e)

by URM, on the one hand, and by WLS, on the other hand, if prior to the Closing Date a third party successfully brings an action resulting in a permanent injunction preventing the consummation of the Asset Acquisition pursuant to this Agreement.

10.2

Effect of Termination. In the event of termination of this Agreement by a Party authorized pursuant to Section 10.1 hereof, written notice thereof shall be given to the other Party and all obligations of the Parties shall terminate and, except as otherwise provided in this Section, no Party shall have any right against any other Party hereto for any loss, damage, expense (including out-of-pocket expenses) or liability, including, without limitation, reasonable attorneys’ fees and disbursements arising out of the preparation and execution of this Agreement, fulfilling in whole in part its obligations under this Agreement or otherwise incurred by a Party in any action or proceeding between such Party and the other Party hereto or between such Party and a third party, which is determined to have been sustained, suffered or incurred by a Party and to have arisen from or in connection with an event or state of facts which is subject to claim under this Agreement. Notwithstanding the foregoing: (a) if this Agreement is terminated (i) by WLS pursuant to Section 10.1(c)(iv) or (v) or (ii) by URM pursuant to Sections 10.1(b), then WLS shall forthwith reimburse URM, upon receipt of invoices therefor, for all reasonable out-of-pocket costs incurred by it in connection with this Agreement and the transactions contemplated hereby, which costs shall include, without limitation, reasonable attorneys’ fees; and (b) if this Agreement is terminated by WLS pursuant to Section 10.1(c)(i), (ii), or (iii), then URM shall forthwith reimburse WLS, upon receipt of invoices therefor, for all of its out-of-pocket costs incurred in connection with this Agreement and the transactions contemplated hereby, which amount shall include, without limitation, reasonable attorneys’ fees.

ARTICLE XI.

MISCELLANEOUS

11.1

Certain Definitions. As used herein, the following terms shall have the meanings set forth below:

“Affiliate” means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned Person.

“Applicable Law” shall mean all Laws, to the extent applicable to any Person.

“Contract” shall mean any contract, lease, commitment or understanding, sales order, purchase order, agreement, indenture, mortgage, note, bond, instrument or license, whether written or verbal, which is intended or purports to be a binding and enforceable agreement.

“Exchange Act” shall mean Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” shall mean generally accepted accounting principles as applied in the United States.

“Governmental Authority” shall mean: (a) the government of the United States: (b) the government of any foreign country; (c) the government of any state or political subdivision of the government of the United States or the government of any foreign country; or (d) any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Intellectual Property” shall mean all of the following in any jurisdiction throughout the world: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, Internet domain names, and rights in telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including source code, executable code, data, databases, and related documentation), (g) all material advertising and promotional materials, (h) all other proprietary rights, and (i) all copies and tangible embodiments thereof (in whatever form or medium).

“Knowledge” shall mean, as it relates to URM, the actual knowledge of Steven L. White, in each case upon reasonable inquiry; and as it relates to WLS, the actual knowledge of each of the officers, directors or controlling shareholders of WLS and the Subsidiaries, in each case upon reasonable inquiry.

“Law” shall mean any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

“Lien” shall mean any mortgage, lien, charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance upon any of the assets or properties of any Person.

“Permit” shall mean a permit, license, registration, certificate of occupancy, approval or other authorization issued by any Governmental Authority.

“Person” shall mean any corporation, proprietorship, firm, partnership, limited partnership, trust, association, individual or other entity.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shareholder Approval” shall mean the approval of the Asset Acquisition, this Agreement, and the transactions contemplated hereby by the shareholders of WLS in accordance with the Certificate of Incorporation and Bylaws of WLS and the Delaware Act.

“URM Financial Statements” shall mean the financial statements and notes thereto included in the annual report of URM as filed with the SEC on Form 10-K for the year ended December 31, 2008, and the quarterly report of URM as filed with the SEC on Form 10-Q for the quarter ended March 31, 2009.

“URM Material Adverse Effect” shall mean any change or effect that is, or is reasonably likely to be, materially adverse to the business, assets and liabilities (taken together), financial condition or operations or results of operations of URM; provided, however, that none of the following shall be deemed (either alone or in combination) to constitute such a change or effect: (a)(i) any adverse change attributable to the announcement or pendency of the transactions contemplated by this Agreement; or (ii) any adverse change attributable to or conditions generally affecting the United States economy or financial markets in general; (b) any act or threat of terrorism or war anywhere in the world, any armed hostilities or terrorist activities anywhere in the world, any threat or escalation of armed hostilities or terrorist activities anywhere in the world or any governmental or other response or reaction to any of the foregoing; or (c) any action by URM approved or consented to in writing by WLS.

“URM SEC Filings” shall mean all documents, statements, proxy materials, information statements, and periodic reports filed by URM with the SEC during the past two years, including, without limitation, all reports on Form 10-K, Form 10-KSB, Form 10-Q, Form 10-QSB, Form 8-K and otherwise.

“Subsidiaries Financial Statements” shall mean: the financial statements and notes thereto of each of the Subsidiaries as of and for the year ended June 30, 2008, and the unaudited financial statements of each of the Subsidiaries as of and for the nine month period ended March 31, 2009 and notes thereto.

“WLS Material Adverse Effect” shall mean any change or effect that is, or is reasonably likely to be, materially adverse to the business, assets and liabilities (taken together), financial condition or operations or results of operations of either of the Subsidiaries; provided, however, that none of the following shall be deemed (either alone or in combination) to constitute such a change or effect: (a) (i) any adverse change attributable to the announcement or pendency of the transactions contemplated by this Agreement; or (ii) any adverse change attributable to or conditions generally affecting the United States economy or financial markets in general; or (C) any foreign economy or financial markets in any location where WLS or the Subsidiaries has material operations or sales; (b) any act or threat of terrorism or war anywhere in the world, any armed hostilities or terrorist activities anywhere in the world, any threat or escalation of armed hostilities or terrorist activities anywhere in the world or any governmental or other response or reaction to any of the foregoing; or (c) any action by WLS approved or consented to in writing by URM.

“WLS Material Contract” shall mean any Contract that is (a) material to the business or operations of the Subsidiaries or (b) under which either of the Subsidiaries remains obligated to pay, or may receive, over a twelve-month period or over the balance of the current term of the Contract, exclusive or without extensions thereof, cash or property having a value of $20,000 or more.

11.2

Other Definitions. In addition to the terms set forth in Section 11.1 and elsewhere in this Agreement, each of the following terms is defined in the section set forth opposite such term:

Defined Term

Location

Acquired Assets

Recitlas

Agreement

Preamble

Closing

§3.1

Closing Date

§3.1

Code

Recitals

Disclosure Schedules

Article IV

Delaware Act

Recitals

Escrow Agreement

§2.1

FLI

Recitlas

Information Statement

§2.2

Nominees

§2.2

OSHA

§4.15

Party or Parties

Preamble

Preferred Stock Subscription Agreement

§2.1

Purchase Price

§1.3

Registrable Shares

§2.5

Registration Rights Agreement

§2.5

Secretary

§9.1(g)

Secured Promissory Note

§2.1

Security Agreement

§2.1

Subsidiaries

Recitals

Super 8-K

§2.6

URM

Preamble

URM Cancelled Shares

§2.4

URM Certificates of Designation

§2.1

URM Common Shares

§1.3

URM Common Stock

Recitals

URM Preferred Shares

§2.1

WLS

Preamble

11.3

No Covenant as to Tax or Accounting Consequences. It is expressly understood and agreed that neither Party nor its officers, agents, or legal counsel has made any warranty or agreement, expressed or implied, as to the tax or accounting consequences of the transactions contemplated by this Agreement or the tax or accounting consequences of any action pursuant to or growing out of this Agreement.

11.4

Expenses. Except as otherwise expressly provided herein, each Party shall bear its own expenses with respect to this Agreement and the transactions contemplated hereby.

11.5

Amendment. This Agreement may only be amended, modified or supplemented pursuant to a written agreement signed by each of the Parties.

11.6

Non-Survival of Representation and Warranty Breach. No breach of any of the representations and warranties in this Agreement by either Party, or of any representation or warranty contained in any instrument delivered pursuant to this Agreement by either Party, shall survive the Closing. This Section 11.6 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Closing.

11.7

Press Release; Public Announcements. Reasonably promptly after execution of this Agreement and the filing by URM of a Current Report on Form 8-K disclosing this Agreement, WLS and URM may issue press releases in the form reasonably acceptable to the Parties. The Parties shall not make any other public announcements in respect of this Agreement or the transactions contemplated herein without prior consultation and written approval by the other Party as to the form and content thereof, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, any Party may make any disclosure which its counsel advises is required by applicable law or regulation, in which case the other Party shall be given such reasonable advance notice as is practicable in the circumstances and the Parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued.

11.8

Notices. All notices, consents, waivers, requests, instructions, or other communications required or permitted hereunder shall be in writing, and shall be deemed to have been duly given if (a) delivered personally (effective upon delivery), (b) sent by a reputable, established international courier service for next day delivery (effective one business day after being delivered to such courier service), or (c) mailed by certified mail, return receipt requested, postage prepaid (effective three business days after being deposited in the U.S. mail), addressed as follows (or to such other address as the recipient may have furnished for such purpose pursuant to this Section):

If to WLS:

World Logistics Services, Inc.

3620 Pelham Road

Suite 319

Greenville, SC 29615

with a copy (which shall not constitute notice) to:

Michael T. Cronin, Esq.

Johnson, Pope, Bokor, Ruppel & Burns, LLP

911 Chestnut Street

Clearwater, FL 33756

and:

If to URM:

United Restaurant Management, Inc.

374 East 400 South

Suite 3

Springville, UT 84663

with a copy (which shall not constitute notice) to:

Ronald N. Vance, Esq.

1656 Reunion Avenue

Suite 250

South Jordan, Utah 84095

or to such other individual or address as any of the above parties may designate for itself by notice given as herein provided.

11.9

Waivers. The failure of a Party hereto at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same. No waiver by a Party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

11.10

Interpretation. The headings preceding the text of Articles and Sections included in this Agreement and the headings to Schedules and Exhibits attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively.

11.11

Applicable Law and Venue. This Agreement and the rights and duties of the Parties in regard thereto shall be construed and determined in accordance with the laws of the State of Utah (without giving effect to any choice or conflict of law provisions), and any and all actions to enforce the provisions of this Agreement shall be brought in a court of competent jurisdiction in the State of Utah and in no other place. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions hereof, the successful or prevailing Party will be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

11.12

Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns; provided, however, that no assignment of any rights or obligations shall be made by any Party without the prior written consent of all the other Party, except as otherwise provided herein.

11.13

No Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties hereto and, to the extent provided herein, their respective directors, officers, employees, agents and representatives, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right, except for the provisions of Section 6.12 which shall be deemed to be for the benefit of the shareholders of URM immediately prior to Closing.

11.14

Further Assurances. Upon the reasonable request of either of the Parties, the other Party shall, on and after the Closing Date, execute and deliver such other documents, releases, assignments and other instruments as may be required to effectuate completely the transactions contemplated by this Agreement.

11.15

Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall remain in full force and shall not be affected thereby, and there shall be deemed substituted for such invalid, illegal or unenforceable provision a valid, legal and enforceable provision as similar as possible to the provision at issue.

11.16

Remedies Cumulative. The remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

11.17

Entire Understanding. This Agreement (including the Schedules and Exhibits attached hereto) sets forth the entire agreement and understanding of the Parties and supersede all prior agreements, arrangements and understandings between the Parties, including, but not limited to, the Letter of Intent dated May 4, 2009.

11.18

Incorporation of Exhibits, Annexes, and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof. Set forth below is a list of the Exhibits attached to this Agreement:

Exhibit	Description
A	Allocation of Purchase Price
B	Preferred Stock Subscription Agreement
C	Secured Promissory Note
D	Security Agreement
E	Escrow Agreement
F	URM Certificate of Designation for Series A Preferred Shares
G	URM Certificate of Designation for Series B Preferred Shares
H	Registration Rights Agreement

11.19

Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

11.20

Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile transmissions of any signed original document, or transmission of any signed facsimile document, shall constitute delivery of an executed original. At the request of any of the Parties, the other Party shall confirm facsimile transmission signatures by signing and delivering an original document.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered on the date first above written.

UNITED RESTAURANT MANAGEMENT, INC.

By:	/s/ Steven L. White
Steven L. White, President

WORLD LOGISTICS SERVICES, INC.

By:	/s/ Kevin P. Brennan
Kevin P. Brennan, Chief Executive Officer